EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL

Board of Directors and Shareholders
Stratton Monthly Dividend REIT Shares, Inc.
Plymouth Meeting, Pennsylvania

In planning and performing our audit of the financial statements of Stratton Monthly Dividend REIT Shares, Inc. for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and
maintaining internal control.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
controls.   Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.   Those controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute
of Certified Public Accountants.   A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing
their assigned functions.   However, we noted no matters
involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of Stratton Monthly Dividend REIT Shares, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

Tait, Weller & Baker
Philadelphia, Pennsylvania
January 10, 2003


EXHIBIT B:
AMENDMENTS TO BY-LAWS OF
STRATTON MONTHLY DIVIDEND REIT SHARES, INC.


	Pursuant to 2-109(b) of the Maryland General Corporation Law and Section 6.02 of the By-Laws of Stratton Monthly Dividend REIT Shares, Inc. (the "Corporation"), effective December 10, 2002, the By-Laws of the Corporation shall be amended as follows:

	1.	Section 1.03 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 1.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, by the President and shall be called by the Chief Executive Officer or, in the absence or disability of the Chief Executive Officer, by the President, or by the Secretary at the request in writing of either a majority of the Board of Directors or the holder of a majority of the capital stock of the Corporation then issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting."

	2.	Section 1.05 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 1.05. Organization. At every meeting of the stockholders, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the Chief Executive Officer and the President, a Vice President or, in the absence of the Chief Executive Officer, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in the absence of the Secretary, a person appointed by the chairman, shall act as secretary."

	3.	The first sentence of Section 2.02 of the By-Laws shall
be amended and restated as follows:

		"Any director may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer, to the President or to the Secretary."

All other provisions of Section 2.02 shall remain unchanged.

	4.	The first sentence of Section 2.05 of the By-Laws shall
be amended and restated as follows:

		"Special meetings of the Board of Directors may be called by the Chief Executive Officer, by the President, by a Vice President, or by two or more directors, and shall be held at such time and place as shall be designated in the call for the meeting."

All other provisions of Section 2.05 shall remain unchanged.

	5.	Section 2.06 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 2.06. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, or if not, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, the President or, in the absence of the Chairman of the Board, the Chief Executive Officer and the President, a Vice President or, in the absence of the Chairman of the Board, the Chief Executive Officer, the President and all the Vice Presidents, a chairman chosen by a majority of the Directors present, shall preside; and the Secretary or, in the absence of the Secretary, a person appointed by the chairman, shall act as secretary."

	6.	Section 3.01 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 3.01. Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors may, from time to time, elect or appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors, at its discretion, may also appoint a director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both Chief Executive Officer and Vice President, or both President and Vice President, and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers."

	7.	The first sentence of Section 3.03 of the By-Laws shall
be amended and restated as follows:

		"Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chief Executive
Officer, or to the President, or to the Secretary of the Corporation."

All other provisions of Section 3.03 shall remain unchanged.

	8.	The second sentence of Section 3.05 shall be amended
and restated as follows:

		"Such Chairman shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the Chief Executive Officer and President."

All other provisions of Section 3.05 shall remain unchanged.

	9.	Section 3.06 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 3.06. The President. The President shall be the chief operating officer of the Corporation and shall perform such duties as are incidental to the office of chief operating officer. The President, in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board of Directors or the Chief Executive
Officer may from time to time prescribe."

	10.	Section 3.07 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 3.07. The Vice Presidents. The Vice Presidents, in the order of their seniority, shall in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chief Executive Officer and President, and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe."

	11.	The last clause of Section 3.08 of the By-Laws shall be
amended and restated as follows:

		"and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board, the Chief Executive
Officer or the President."

All other provisions of Section 3.08 shall remain unchanged.

	12.	The last sentence of Section 3.09 of the By-Laws shall
be amended and restated as follows:

		"The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer, the President or the Secretary."

All other provisions of Section 3.09 shall remain unchanged.

	13.	Section 3.10 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 3.10. The Treasurer. The Treasurer, in the absence or disability of the Chief Financial Officer, shall perform the duties and exercise the powers of the Chief Financial
Officer, and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the
Chief Financial Officer may from time to time prescribe."

	14.	Section 3.11 of  the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 3.11. Assistant Treasurers. The Assistant Treasurer shall, in the absence or disability of the Chief
Financial Officer and Treasurer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as the Board of Directors, the Chief Executive
Officer, the President, the Chief Financial Officer or the
Treasurer may from time to time prescribe."

	15.	New Section 3.13 and Section 3.14 shall be added to the
By-Laws as follows:

		"Section 3.13. The Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

		Section 3.14. The Chief Financial Officer. The Chief Financial Officer shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Chief Financial Officer shall: (i) have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto; (ii) render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Chief Financial Officer; (iii) cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a statement of operations for the preceding fiscal year; and (iv) perform all acts incidental to the office of Chief Financial Officer, subject to the control of the Board of Directors."

All other provisions of Section 4.01 shall remain unchanged.

	16.	New Section 5.07 shall be added to the By-Laws as
follows:

		"Section 5.07. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the Chief Executive Officer, President or a Vice President."

	17.	Section 6.02 of the By-Laws shall be amended and
restated in its entirety as follows:

		"Section 6.02. By Directors. The Board of Directors shall have the power to make, alter and repeal the By-Laws of the Corporation."

	The foregoing amendments to the By-Laws of the Corporation were duly approved by resolution of the Board of Directors at a meeting held on December 10, 2002.